Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2008 Unifi, Inc. Long-Term Incentive Plan of our reports dated September 5, 2008, with respect to the consolidated financial statements and schedule of Unifi, Inc. included in its Annual Report (Form 10-K) for the year ended June 29, 2008, and the effectiveness of internal control over financial reporting of Unifi, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Greensboro, North Carolina
December 10, 2008